UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 22, 2008 (December 16, 2008)

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On December 16, 2008, the boards of directors of TrustCo Bank Corp NY (“TrustCo”) and Trustco Bank adopted amendments to certain of their director and employee benefit plans. The board also approved amendments to the employment agreements of its executive officers. The plans and agreements so amended are as follows:

1. Amendment No. 3 to Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan and Amendment No. 3 to Amended and Restated2004 TrustCo Bank Corp NY Stock Option Plan. Amended, effective as of January 1, 2008, to eliminate certain payment options in the event of a change in control.

2. Amended and Restated Trustco Bank Deferred Compensation Plan for Directors. Amended, effective as of January 1, 2008, to prohibit any deferral after December 31, 2007, provide for the lump sum payment of the entire balance of a participating director’s deferred fees and to make certain other changes required for the plan to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

3. Second Amended and Restated TrustCo Bank Corp NY Directors Performance Bonus Plan. Amended, effective as of January 1, 2008, to make certain changes to comply with Section 409A.

4. Second Amended and Restated TrustCo Bank Corp NY Performance Bonus Plan. Amended, effective as of January 1, 2008, to make certain changes to comply with Section 409A.

5. Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan. Amended, effective as of January 1, 2008, to provide that there may be no additional participants to the plan and that no additional benefits may accrue under the plan after December 31, 2008. The amendments also make certain other changes to comply with Section 409A.

6. Second Amended and Restated Trustco Bank Executive Officer Incentive Plan. Amended, effective as of January 1, 2008, to provide that the plan is to be frozen following the 2008 plan year, with, after the payment attributable to such plan year, no additional payments to be made unless the plan is reinstated, and to make certain changes concerning Section 409A.

7. 2008 Amended and Restated Employment Agreement between Trustco Bank, TrustCo Bank Corp NY and each of Robert J. McCormick, Robert T. Cushing and Scot R. Salvador. Amended as of January 1, 2008 to:

(a) provide for payment (commencing in 2009) of a lump sum equal to the incremental amount that would have been credited for the year to the executive’s Supplemental Account Balance under the Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan as such plan was in effect on December 31, 2007, and had it not been amended to cease additional benefit accruals following December 31, 2008,

(b) revise the definition of “change in control” and make certain other changes to comply with Section 409A.

The agreements of the three executive officers are substantially identical.

8. Restatement of Trustco Bank Senior Incentive Plan. Amended to remove a payment deferral feature and to clarify plan provisions regarding the determination of awards under the plan.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 3 to Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan

99.2	Amendment No. 3 to Amended and Restated 2004 TrustCo Bank Corp NY Stock Option Plan

99.3	Amended and Restated Trustco Bank Deferred Compensation Plan for Directors

99.4	Second Amended and Restated TrustCo Bank Corp NY Directors Performance Bonus Plan

99.5	Second Amended and Restated TrustCo Bank Corp NY Performance Bonus Plan

99.6	Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan

99.7	Second Amended and Restated Trustco Bank Executive Officer Incentive Plan

99.8	Form of 2008 Amended and Restated Employment Agreement between Trustco Bank, TrustCo Bank Corp NY and Robert J. McCormick, Robert T. Cushing and Scot R. Salvador

99.9	Restatement of Trustco Bank Senior Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 22, 2008

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer